CONSENT OF PRICE WATERHOUSE LLP


We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 33-68488, 33-71610, 333-662, and 333-19461) of
Huntco Inc. of our report dated May 22, 1997, appearing under Item 8 of this Annual Report on Form 10-K.


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
St. Louis, Missouri
July 24, 1997